Exhibit 10.7

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of July 12, 2021, is made and entered into by and among CBRE Acquisition Holdings, Inc., a Delaware corporation (the “Company”), the Persons listed on Schedule A hereto (each, a “Company Investor” and collectively, the “Company Investors”) and Altus Power, Inc., a Delaware corporation (“Altus Power”). Each of the Company, the Company Investors and Altus Power may be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company, CBAH Merger Sub I, Inc. (“First Merger Sub”), CBAH Merger Sub II, LLC (“Second Merger Sub”), Altus Power America Holdings, LLC (“Altus Holdings”), APAM Holdings LLC (“APAM”) and Altus Power have entered into that certain Business Combination Agreement, dated as of July 12, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things, (i) prior to the Closing, Altus Power and its affiliates will effect, or cause to be effected, the Reorganization (as defined in the Business Combination Agreement), (ii) First Merger Sub will merge with and into Altus Power, with Altus Power surviving such merger as a wholly-owned subsidiary of the Company and (iii) Altus Power will merge with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly-owned subsidiary of the Company (the mergers in (ii) and (iii), collectively, the “Mergers”);

WHEREAS, the Company, Sponsor and certain of the Persons listed as “Holders” on the signature page thereto (collectively, the “Company Holders”) are parties to that certain Registration and Stockholder Rights Agreement, dated December 10, 2020 (the “Prior Company Agreement”);

WHEREAS, Altus Power and certain of the Persons on the signature page thereto (collectively, the “Altus Holders”) are parties to that certain Second Amended and Restated Limited Liability Company Agreement of Altus Holdings, dated November 23, 2019 (the “Prior Altus Agreement”);

WHEREAS, effective as of the Closing, the Company and the Company Holders desire to terminate the Prior Company Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Company Agreement;

WHEREAS, effective as of the Closing, Altus Power and the Altus Holders desire to terminate the Prior Altus Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Altus Agreement; and

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Business Combination Agreement.

“Action” means any claim, action, cause of action, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided, that no Company Investor (including, for the avoidance of doubt, any Principal Investor or Designating Investor) or Holder shall be deemed an affiliate of the Company or any of its subsidiaries for purposes of this Agreement and neither the Company nor any of its subsidiaries shall be deemed an affiliate of any Company Investor (including, for the avoidance of doubt, any Principal Investor or Designating Investor) or Holder for purposes of this Agreement.

“Agreement” shall have the meaning given in the Preamble hereto.

“Altus Holders” shall have the meaning given in the Recitals hereto.

“Altus Holdings” shall have the meaning given in the Recitals hereto.

“Altus Power” shall have the meaning given in the Preamble hereto.

“Audit Committee” means the audit committee of the Board.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act. The term “Beneficial Ownership” shall have the correlative meaning.

“Blackstone Director” shall have the meaning given in Section 6.1.1.

“Blackstone Investor” means GSO Altus Holdings LP, a Delaware limited partnership.

“Block Trade” shall have the meaning given in Section 2.4.1.

“Board” means the board of directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to close.

“Bylaws” means the bylaws of the Company, as in effect on the Closing Date, as the same may be amended from time to time.

“Charter” means the certificate of incorporation of the Company, as in effect on the Closing Date, as the same may be amended from time to time.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Company.

“Closing” shall have the meaning given in the Business Combination Agreement.

“Closing Date” shall have the meaning given in the Business Combination Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Company Holders” shall have the meaning given in the Recitals hereto.

“Company Investor” and “Company Investors” shall have the meaning given in the Preamble hereto.

“Confidential Information” shall have the meaning given in Section 6.3.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“Designated Director” shall have the meaning given in Section 6.1.1.

“Designating Investor” shall have the meaning given in Section 6.1.1.

“Disclosing Person” shall have the meaning given in Section 6.3.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Family Member” means with respect to any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust or other estate-planning vehicle that is created for the benefit of any one or more of such individuals or of which any one or more of the foregoing is a beneficiary.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“First Merger Sub” shall have the meaning given in the Recitals hereto.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Founder” shall mean each of (i) Gregg Felton, Felton Asset Management LLC, Vis Viridis Fiducia I, Vis Viridis Fiducia II, (ii) Lars Norell, Start Capital LLC, Start Capital Trust, Viola Profectus Trust, Excelsior Profectus Trust, Latifolia Profectus Trust and (iii) Anthony Savino, Savino Family 2021 Trust f/b/o Kira Savino Henderson, Savino Family 2021 Trust f/b/o Cloe Savino and Savino Family 2021 Trust f/b/o Maya Savino.

“Governing Documents” shall have the same meaning assigned to the term “CBAH Organizational Documents” in the Business Combination Agreement.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this

Agreement shall include FINRA and the Commission), governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Holder” shall mean each of the Persons listed on Schedule A and any Transferee of any of the foregoing Persons’ Registrable Securities who or that becomes a party to this Agreement in accordance with the terms hereof, in each case, for so long as such Person Beneficially Owns or otherwise holds any Registrable Securities.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Lock-Up Period” shall have the meaning given in Section 5.1(a).

“Lock-Up Shares” shall have the meaning given in Section 5.1(a).

“Losses” shall have the meaning given in Section 6.4.1.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Mergers” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus, (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“NASDAQ” shall have the meaning given in Section 6.1.1.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Governing Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with governmental or regulatory entities or authorities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating or appointing certain Persons (including to fill vacancies) and providing the same level of efforts and provide the same level of support as is used and/or provided for the other director nominees of the Company for election of such Persons to the Board in connection with the annual or special meeting of stockholders of the Company.

“NewCo” shall have the meaning given in Section 7.12.

“NYSE” shall have the meaning given in Section 6.1.1.

“Party” and “Parties” shall have the meaning given in the Preamble hereto.

“Permitted Recipients” shall have the meaning given in Section 6.3.

“Permitted Transferees” means with respect to any Person, (a) any Family Member of such Person, (b) any affiliate of such Person, and (c) any affiliate of any Family Member of such Person; provided, however, that Permitted Transferees shall not include (x) any affiliate under clause (b) or (c) who operates or engages in a business which competes with the business of the Company or Altus Power or (y) any portfolio company of a private equity or other financial sponsor in which such private equity or other financial sponsor or any of its respective investment fund or managed account affiliates have made a debt or equity investment.

“Permitted Use” shall have the meaning given in Section 6.3.

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Principal Investor” shall mean each of the Founders, the Blackstone Investor and the Sponsor and each of their respective Permitted Transferees that or who becomes a party to this Agreement in accordance with the terms hereof.

“Principal Investor Indemnitee” shall have the meaning given in Section 6.4.1.

“Prior Altus Agreement” shall have the meaning given in the Recitals hereto.

“Prior Company Agreement” shall have the meaning given in the Recitals hereto.

“Private Placement Warrants” shall mean warrants to acquire 7,366,667 shares of Common Stock, each warrant entitling the holder to purchase one share of Common Stock at an exercise price of $11.00 per share of Common Stock, issued to the Sponsor in a private placement upon the closing of the initial public offering of the Company.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding shares of Common Stock held by a Holder immediately following the Closing (including shares of Common Stock distributable pursuant to the Business Combination Agreement and shares of Common Stock issuable to the Sponsor pursuant to the Sponsor Subscription Agreement), (b) any shares of Common Stock issued or issuable upon the conversion of any shares of Class B Common Stock from time to time; (c) any Private Placement Warrants and any shares of Common Stock issued or issuable upon the exercise thereof from time to time, (d) any shares of Common Stock or options or warrants to purchase, or other equity securities of the Company exercisable or exchangeable for, or convertible into, shares of Common Stock (including any Common Stock issued or issuable upon the exercise of any such option, warrant or other equity security) of the Company otherwise acquired or owned by a Holder following the date hereof (including any warrants that may be acquired by the Sponsor upon conversion of loans to the Company for expenses at or prior to the Closing, but excluding any security received pursuant to an equity incentive plan adopted by the Company or any security issued or issuable upon the exercise or conversion of any such security), and (e) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b), (c) or (d) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale and without current public information pursuant to Rule 144); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and fees of any national securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of up to $75,000 of one legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering.

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement or Prospectus, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5.

“Second Merger Sub” shall have the meaning given in the Recitals hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall mean CBRE Acquisition Sponsor, LLC, a Delaware limited liability company.

“Sponsor Director” shall have the meaning given in Section 6.1.1.

“Sponsor Subscription Agreement” shall mean the Subscription Agreement to which the Sponsor is a party as a subscriber.

“Subscription Agreements” means the subscription agreements, dated as of July 12, 2021, by and between the Company and the other parties named therein, with respect to the subscriptions for shares of Common Stock.

“Subsequent Shelf Registration” shall have the meaning given in Section 2.1.2.

“Third Party Claims” shall have the meaning given in Section 6.4.1.

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II

REGISTRATIONS AND OFFERINGS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall file within forty-five (45) days after the Closing Date, and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or, if the Company is eligible to use a Registration Statement on Form S-3, a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. The Company’s obligations under this Section 2.1.1 shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company’s obligations under this Section 2.1.2 shall, for the avoidance of doubt, be subject to Section 3.4.

If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on Form S-1 or another appropriate form.

2.1.3 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of any such Holder, shall use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered within sixty (60) days of such request by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year.

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time, following the expiration of any applicable Lock-Up Period, when an effective Shelf is on file with the Commission, any Principal Investor (in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or other coordinated offering that is registered pursuant to the Shelf (each, including any Block Trade, an “Underwritten Shelf Takedown”); provided, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder with a total offering price reasonably expected to exceed, in the aggregate, $75 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.4.3, the Company and the Demanding Holder shall jointly select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks). The Principal Investors may demand not more than one (1) Underwritten Shelf Takedown pursuant to this Section 2.1.4 in any ninety (90)-day period; provided, however, that this number of offerings may be increased by the decision of the Audit Committee; provided, further, that any Block Trade effected pursuant to Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4 hereof. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggyback rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (if any) (the “Requesting Holders”) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (pro rata based on the respective number of Registrable Securities held by each Demanding Holder and Requesting Holder) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities of Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons, pro rata, which can be sold without exceeding the Maximum Number of Securities. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. The Company shall not be required to include any Registrable Securities in such Underwritten Shelf Takedown unless the Holders accept the terms of the underwriting as agreed upon between the Company and its Underwriters.

2.1.6 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, the Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Shelf Takedown; provided, that any Principal Investor may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Principal Investors. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown; provided, that, if a Principal Investor elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by such Principal Investor for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if the withdrawing Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. Subject to Section 2.2.4, if the Company proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of securityholders of the Company, other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) for a rights offering, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (and in the case of an “overnight” or “bought” offering, such requests must be made by the Holders within one (1) Business Day after the delivery of any such notice by the Company) (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration in connection with an Underwritten Offering shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that includes a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities held by each Holder, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggyback registration rights of other securityholders of the Company, which can be sold without exceeding the Maximum Number of Securities; provided, for the avoidance of doubt, if the Maximum Number of Securities has been reached under the foregoing clause (A), the Company shall not be required to offer to the Holders or other securityholders of the Company an opportunity to participate in such registered offering.

(b) If the Registration or registered offering is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting Persons and the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of shares of Common Stock or other equity securities, if any, of such requesting Persons and the number of Registrable Securities held by each Holder, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the shares of Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities; and

(c) If the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1, then the Company shall include in any such Registration or registered offering securities pursuant to Section 2.1.5.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights; Inapplicability to Block Trades. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4. Furthermore, this Section 2.2 shall not apply to any Block Trade initiated by a Principal Investor.

2.3 Market Stand-off.

2.3.1 In connection with any Underwritten Offering of equity securities of the Company, each Holder participating in such Underwritten Offering agrees that it shall not Transfer any Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), subject to customary exceptions including without limitation transfers to affiliates, gifts, exercise of options, without the prior written consent of the Company, during the thirty (30)-day period beginning on the date of pricing of such offering or such other period during which the Company agrees not to conduct an underwritten primary offering of Common Stock or other equity securities, except in the event the Underwriters managing the offering otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.4 Block Trades.

2.4.1 Subject to Section 3.4, at any time and from time to time when an applicable Lock-Up Period is not in effect and when an effective Shelf is on file with the Commission and effective, if a Principal Investor wishes to engage in an underwritten or other coordinated registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) $50 million or (y) all remaining Registrable Securities held by such Principal Investor, then notwithstanding the time periods provided for in Section 2.1.4, such Principal Investor shall notify the Company of the Block Trade at least five (5) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided, that the Principal Investors representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade; provided, further, that if, in connection with a Block Trade, the Company is not required to take any actions to facilitate such Block Trade (other than customary coordination with the Company’s transfer agent to remove any restrictive legends from the shares of Common Stock disposed of in such Block Trade but not procuring the delivery of an opinion by the Company’s counsel), then (i) the $50 million offering size requirement under clause (x) above shall not apply and (ii) a Principal Investor shall not be required to notify the Company prior to such Block Trade.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, the Principal Investor initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to its withdrawal under this Section 2.4.2.

2.4.3 The Principal Investor initiating a Block Trade pursuant to this Section 2.4 shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such

Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable, or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holder(s) or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering or other coordinated offering that is registered pursuant to a Registration Statement, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter or other similar type of sales agent or placement agent may reasonably request;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.13 in the event of any Underwritten Offering or other coordinated offering that is registered pursuant to a Registration Statement, enter into and perform its obligations under an underwriting agreement, sales agreement or placement agreement, in usual and customary form, with the managing Underwriter, sales agent or placement agent of such offering;

3.1.14 make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $75 million with respect to an Underwritten Offering pursuant to Section 2.1.4,

use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other coordinated offering that is registered pursuant to a Registration Statement.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ or agents’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Registration Statement Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the Registration and such Holder continues thereafter to without such information. No Person may participate in any Underwritten Offering or other coordinated offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board, cause serious and irreparable harm to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities, provided, however, that the Company shall not exercise its rights under this Section 3.4.2 on more than three (3) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12) month period.

3.4.3 (a) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided, that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Registration Statement, or (b) if, pursuant to Section 2.1.4, one or more Demanding Holders have requested an Underwritten Shelf Takedown and the Company and such Demanding Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 or Section 2.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish each such Holder with true and complete copies of all such filings; provided, that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to such Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

REGISTRATION RIGHTS INDEMNIFICATION AND CONTRIBUTION

4.1 Registration Rights Indemnification.

4.1.1 The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities, and each of such Holder’s officers, directors, employees, managers and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such Registration, qualification, compliance or sale, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any Law applicable to the Company in connection with any such Registration, qualification, compliance or sale, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company will undertake such Registration or qualification on behalf of the Holders of such Registrable Securities (provided, that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities), and will reimburse, as incurred, each such Holder and each such director, officer, employee, manager and controlling Person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, shall indemnify and hold harmless the Company, its directors, officers, employees, managers and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

TRANSFER RESTRICTIONS

5.1 Lock-Up.

(a) Except as otherwise consented to by the Company in its sole discretion, each Holder severally, and not jointly, agrees with the Company not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares (as defined below) Beneficially Owned or otherwise held by such Person during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers (i) permitted pursuant to Section 5.2 or (ii) permitted pursuant to Article II. The “Lock-Up Period” shall be (x) in the case of the Founders and the Sponsor and their respective Permitted Transferees, the period commencing on the Closing Date and ending on the first anniversary of the Closing Date and (y) in the case of each other Holder (including the Blackstone Investor) and its Permitted Transferees, the period commencing on the Closing Date and ending on the date that is 270 days following the Closing Date; provided, that solely in the case of clause (y) if the Last Reported Sale Price per share of Common Stock exceeds $12.00 on each of at least twenty (20) Trading Days (whether or not consecutive) during any thirty (30) Trading Day period beginning after the date that is 150 days following the Closing Date, then the Lock-Up Period shall be deemed to have expired. The “Lock-Up Shares” means the Registrable Securities held by the Holders as of the Closing Date after the consummation of the Mergers and the other transactions contemplated by the Business Combination Agreement.

(b) During the Lock-Up Period, any purported Transfer of Lock-Up Shares not in accordance with this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose.

(c) Each Holder acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement, the Lock-Up Shares Beneficially Owned or otherwise held by such Holder shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Authority, including all applicable holding periods under the Securities Act and other rules of the Commission.

5.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, a Holder may Transfer, without the consent of the Company, any of such Holder’s Lock-Up Shares to (i) any of such Holder’s Permitted Transferees, upon written notice to the Company, or (ii) (a) in the case of an individual, by virtue of Laws of descent and distribution upon death of the individual; (b) in the case of an individual, pursuant to a qualified domestic relations order; or (c) pursuant to any liquidation, merger, stock exchange or other similar transaction (other than the Mergers) which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock or other equity securities of the Company for cash, securities or other property; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clause (ii) above, (x) the restrictions and obligations contained in Section 5.1 and this Section 5.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares and such Transferee shall agree to be bound by such restrictions and obligations in writing and acknowledged by the Company, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Agreement. Any Transferee of Lock-Up Shares who is a Permitted Transferee of the Transferor pursuant to this Section 5.2 shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering an addendum agreement substantially in the form attached as Exhibit A or such other form as is reasonably acceptable to the Company, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement. Notwithstanding the foregoing provisions of this Section 5.2, a Holder may not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the underlying Lock-Up Shares, or (B) followed by a change in the relationship between such Holder and such Permitted Transferee (or a change of control of such Holder or Permitted Transferee) after the Transfer with the result and effect that such Holder has indirectly made a Transfer of Lock-Up Shares by using a Permitted Transferee, which Transfer would not have been directly permitted under this Article V had such change in such relationship occurred prior to such Transfer).

5.3 Compliance with Laws. Notwithstanding any other provision of this Agreement, each Holder agrees that it will comply with the Securities Act and other applicable Laws in connection with any direct or indirect Transfer by such Holder of any Common Stock.

ARTICLE VI

GOVERNANCE

6.1 Board of Directors.

6.1.1 Sponsor and Blackstone Investor Representation. From and after the Closing, the Company shall take all Necessary Action such that one (1) individual designated by the Sponsor, who will be the Class B Director (as defined in the Charter) for so long as the Sponsor or its Permitted Transferees have the right to elect the Class B Director (the “Sponsor Director”) and one (1) individual designated by the Blackstone Investor (the “Blackstone Director” and, together with the Sponsor Director, each a “Designated Director” and the Sponsor and the Blackstone Investor, each a “Designating Investor”) are included in the slate of nominees recommended by the Board or duly constituted committee thereof for election as directors at each applicable annual meeting of the Company at which such Designated Director’s term would expire, and shall use the level of efforts and provide the same level of support with respect to the election of such Designated Director at any such meeting of stockholders as is used and/or provided for the election of the other director nominees of the Company at such meeting, provided that, with respect to the Sponsor Director, (x) prior to the date of the annual meeting of the Company first occurring after the date that all shares of Class B Common Stock have become Conversion Shares pursuant to the Charter, in lieu of the foregoing, the Company shall take all Necessary Action (if any) in respect of the election, removal and filling of any vacancy in respect of the Class B Director (as defined in the Charter) as instructed in writing by the Sponsor, and (y) in connection with such annual meeting, the Company shall take all Necessary Action such that the individual who had been serving as the Class B Director until such meeting (or any other individual who may be nominated by the Sponsor in accordance with this Section 6.1) is included in the slate of nominees recommended by the Board or duly constituted committee thereof for election as a director at such annual meeting in the class of directors that is then up for election at such annual meeting in accordance with the Charter (or, if the Board determines that inclusion of such individual in such class would not be in accordance with the proportionality requirements set forth in the Charter, then in the next eligible class of directors). Notwithstanding anything to the contrary in this Agreement or the Governing Documents, the nomination procedures in Section 2.03 of the Bylaws shall not apply to a Designated Director, who shall instead be designated by the relevant Designating Investor in a written notice delivered to the Company. The initial Sponsor Director is William Concannon and the initial Blackstone Director is Robert Horn, and each shall be added to the Board pursuant to, and in accordance with, Section 2.07(a) of the Business Combination Agreement. A Designating Investor shall only designate a Person to be its Designated Director (i) who is not prohibited from or disqualified from serving as a director of the Company pursuant to any rule or regulation of the Commission, the New York Stock Exchange (“NYSE”), the Nasdaq Global Select Market or the Nasdaq Global Market (together with the Nasdaq Global Select Market, “NASDAQ”), as applicable, or applicable Law and (ii) with respect to which no event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act has occurred. In the event that the Board objects to the nomination for election of any Designated Director to the Board pursuant to the terms of this Section 6.1, and such Designated Director in fact fails to meet the criteria set forth above, the Board shall nominate or appoint, as applicable, another individual designated by the relevant Designating Investor that meets the criteria set forth in this Section 6.1. The Company’s obligations pursuant to this Section 6.1.1 shall be subject to each Designated Director providing (i) any information that is reasonably required to be disclosed in any filing, report or disclosure under any rule or regulation of the Commission, NYSE or NASDAQ, as applicable, or applicable Law, and (ii) if required by applicable Law, such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected. Nothing in this Agreement shall confer any third-party beneficiary or other rights upon any Person designated hereunder as a Designated Director whether during or after such Person’s service on the Board.

6.1.2 Removal; Vacancies. The relevant Designating Investor shall have the right to designate a director for election or appointment, as applicable, to the Board to fill a vacancy created by reason of death, removal or resignation of its Designated Director, provided, that any new Designated Director, other than the initial Designated Director of Designating Investor, shall meet the requirements set forth in Section 6.1.1, and provided such requirements set forth in Section 6.1.1 are met, the Company shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, a replacement director designated by such Designating Investor in accordance with this Section 6.1.2 as promptly as practicable after such designation. Each Party agrees not to take action to remove any Designated Director from office unless such removal is for cause or if the relevant Designating Investor is no longer entitled to nominate such director pursuant to this Article VI. Notwithstanding the foregoing, nothing in this Section 6.1.2 is intended, nor shall be construed, to (i) constitute a voting trust, proxy or any other arrangement vesting another person with authority to exercise the voting power of any or all of the Common Stock of the

Company Investors or (ii) require any Party to vote their voting equity interests in the Company for the election of a Designated Director.

6.1.3 Reimbursement of Expenses; Indemnification; Amendments. For so long as any Designated Director serves as a director of the Company, (i) the Company shall provide such Designated Director with the same expense reimbursement, benefits, indemnification, exculpation and other arrangements provided to the other non-executive directors of the Company and (ii) the Company shall not following the Closing Date amend, alter, repeal or waive (x) any right to indemnification or exculpation covering or benefiting any Designated Director nominated pursuant to this Agreement as and to the extent consistent with applicable Law, the Governing Documents and any indemnification agreements with directors (whether such right is contained in the Governing Documents or another document), except to the extent such amendment or alteration does not adversely affect the right to indemnification or exculpation covering or benefiting such Designated Director, or (y) any provision of the Governing Documents if such amendment, alteration, repeal or waiver adversely affects the rights or obligations of the relevant Designating Investor or such Designated Director.

6.1.4 Termination of Rights. The rights of a Designating Investor under this Section 6.1 to designate a director to the Board shall terminate at such time as (i) in the case of the Sponsor, from and after the date that all shares of Class B Common Stock have become Conversion Shares pursuant to the Charter, the date the Sponsor and its Permitted Transferees that or who are Parties cease to Beneficially Own or otherwise hold, in aggregate, shares of Common Stock equal to at least 50% of the sum of (A) the total number of Conversion Shares (as defined in the Charter) that are received by the Sponsor and its Permitted Transferees from and after the date of this Agreement through the date that all shares of Class B Common Stock have become Conversion Shares pursuant to the Charter plus (B) 7,000,000 (which is the total number of shares purchased by the Sponsor pursuant to its Subscription Agreement (disregarding the Backstop Amount (as defined in such Subscription Agreement), and (ii) in the case of the Blackstone Investor, the date the Blackstone Investor and its Permitted Transferees that or who are Parties cease to Beneficially Own or otherwise hold, in aggregate, at least 5% of the outstanding shares of Common Stock.

6.2 Company Cooperation; Policies. Each Designating Investor acknowledges that, subject to Section 6.3 and Section 6.5, its Designated Director will be subject to all applicable corporate governance, conflict of interest, confidentiality and insider trading policies and guidelines of the Company, each as approved by the Board from time to time to the extent such policies and guidelines are applicable to all non-executive directors. For so long as a Designated Director is serving or participating on the Board, under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board be deemed to be violated by such Designated Director if he or she (x) accepts an invitation to serve or serves on another board of directors of a company whose principal lines(s) of business do not compete with the principal line(s) of business of the Company or fails to notify an officer or director of the Company prior to doing so, or (y) receives compensation from the relevant Designating Investor or any of its affiliates, and it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 6.2 shall not apply to the Designated Directors or the Designating Investors to the extent inconsistent with this Section 6.2.

6.3 Sharing of Information. To the extent permitted by applicable Law, each of the Parties agrees and acknowledges that each Designated Director (each, a “Disclosing Person”) may share confidential, non-public information about the Company and its subsidiaries (“Confidential Information”) with the relevant Designating Investor and its affiliates and each of the foregoing Person’s directors, officers, employees and advisors (collectively, “Permitted Recipients”) solely for the purposes of assisting the Disclosing Person in his or her role as a director of the Company or for monitoring and evaluating such Designating Investor’s or its affiliates’ investments in the Company or any of its subsidiaries and/or for or relating to the provision of services to or the conduct of any business with the Company or any of its subsidiaries (including, in the case of the Sponsor, pursuant to or as contemplated by the Collaboration Agreement) (the “Permitted Use”). Each Designating Investor covenants and agrees (i) that it, and its Permitted Recipients, will use the Confidential Information only in furtherance of the Permitted Use and (ii) that it, and its Permitted Recipients, will not at any time, except with the prior written consent of the Company, disclose any Confidential Information known to it to any third party, unless in the case of the foregoing clause (ii), (A) such information becomes known to the public through no fault of the Designating Investor or any of its Permitted Recipients, (B) disclosure is required by applicable Law (including any filing following the Closing with the Commission pursuant to applicable securities Laws) or court of competent jurisdiction or requested by a Governmental Authority or pursuant to or in connection with any Action; provided, that (other than in the case of any required filing following the Closing Date with the Commission or in connection with any routine audit or examination as described below), to the extent legally permissible, such Designating Investor promptly notifies the Company of such requirement or request and takes reasonable efforts to minimize the extent of any such required disclosure, (C) such information was available or becomes available to such Designating Investor or any of its Permitted Recipients before, on or after the Closing, without restriction, from a source (other than the Company) without any breach of obligation of confidentiality to the Company or any of its subsidiaries or (D) such information was independently developed by such Designating Investor or any of its Permitted Recipients without the use of the Confidential Information. Notwithstanding the foregoing, nothing in this Agreement shall prohibit any Designating Investor from disclosing Confidential Information (x) to any Permitted Recipient of such Designating Investor in connection with the Permitted Use, provided, that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and such Designating Investor shall be responsible for any breach of this Section 6.3 by any such Permitted Recipient, or (y) if such disclosure is made to a Governmental Authority with jurisdiction over such Designating Investor or any of its Permitted Recipients in connection with a routine audit or examination that is not specifically directed at the Company or the Confidential Information, provided, that such Designating Investor or such Permitted Recipient shall request that confidential treatment be accorded to any information so disclosed. No Confidential Information shall be deemed to be provided to any Person, including any Permitted Recipient of any Designating Investor, unless such Confidential Information is actually provided to such Person. Each Designating Investor further acknowledges, on behalf of itself and its Permitted Recipients, that the Confidential Information may contain material non-public information under applicable U.S. federal and state securities Laws, and that each such Person is aware of its obligations thereunder and will evaluate the Confidential Information it may receive consistent with such obligations.

6.4 Indemnification; Exculpation.

6.4.1 From and after the Closing, the Company agrees to indemnify and hold harmless each Principal Investor and their respective directors, officers, partners, members, direct and indirect owners, managers, affiliates and controlling persons (each, an “Principal Investor Indemnitee”) from and against any and all liability, damages, obligations, costs, fines, injuries and reasonable expenses, including reasonable accountant’s and reasonable attorney’s fees and expenses (collectively, “Losses”) in connection with claims, actions, suits, proceedings or arbitrations by or involving a third party (including stockholder derivative claims on behalf of the Company) (“Third Party Claims”) against one or more Principal Investor Indemnitees arising out of, resulting from, or relating to (i) a Principal Investor Indemnitee’s purchase of any securities of the Company in connection with the Closing, (ii) the negotiation or execution of the Business Combination Agreement or the other agreements negotiated or executed in connection therewith or referred to therein or the consummation of the transactions contemplated thereby or (iii) the capacity of any Principal Investor Indemnitee, prior to or at the Closing, as a director, officer, manager, affiliate or controlling person of the Company or any of Principal Investor, as the case may be. Subject to the next two sentences, the Company shall reimburse each Principal Investor Indemnitee for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any Third Party Claim. The foregoing indemnification and expense reimbursement rights in this Section 6.4.1 shall not be available to the extent that (x) any such Losses are incurred as a result of such Principal Investor Indemnitee’s gross negligence, willful misconduct or bad faith or (y) subject to the rights of contribution provided for below, to the extent indemnification for any Losses would violate any applicable Law or public policy. For purposes of this Section 6.4.1, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Principal Investor Indemnitee as to any previously advanced indemnity or expense reimbursement payments made by the Company under this Section 6.4.1, then such payments shall be promptly repaid by such Principal Investor Indemnitee to the Company. The rights of any Principal Investor Indemnitee to indemnification hereunder will be in addition to any other rights any such party may have under any other agreement or instrument to which such Principal Investor Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under Law. Under no circumstance shall the Company or any of its subsidiaries be entitled to any right of subrogation to or contribution from any Principal Investor Indemnitee or any other Person from which such Principal Investor Indemnitee is indemnified or otherwise recovers and no right of indemnification or other recovery any Principal Investor Indemnitee may have from such other Person shall reduce or otherwise alter the rights of such Principal Investor Indemnitee or the obligations of the Company under this Section 6.4.1. Notwithstanding the foregoing, in respect of any Third Party Claim against a Principal Investor Indemnitee, such Principal Investor Indemnitee shall use commercially reasonable efforts to pursue all applicable claims under applicable insurance policies and such Principal Investor Indemnitee recovers proceeds from any such insurance claims, such net proceeds (after deducting any costs of recovery) shall be paid to the Company up to, but not in excess of the amount actually paid by the Company on behalf of such Principal Investor Indemnitee in respect of such Third Party Claim. The Principal Investor Indemnitee shall have the right to defend any third party claim with counsel of its own choosing, provided that the Company will be entitled at its election and at its cost to participate in the defense of such third party claim upon which indemnification is or may be due pursuant to this Section 6.4.1. The Principal Investor Indemnitee will not without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) effect any settlement of any threatened or pending third party claim in which the Company is liable for indemnification hereunder. If the indemnification provided for above is unavailable in respect of any Losses, then the Company, in lieu of indemnifying a Principal Investor Indemnitee, shall, if and to the extent permitted by Law, contribute to the amount paid or payable by such Principal Investor Indemnitee in such proportion as is appropriate to reflect the relative fault of the Company and such Principal Investor Indemnitee in connection with the actions which resulted in such Losses, as well as any other equitable considerations.

6.4.2 The Company agrees to pay or reimburse each Principal Investor Indemnitee for all reasonable, out-of-pocket costs and expenses of such Principal Investor Indemnitee (including reasonable attorneys’ fees, charges, disbursement and expenses) incurred in connection with the enforcement or exercise by such Principal Investor Indemnitee of any right (including the right to defend any third party claim) granted to it or provided for hereunder.

6.5 Other Business Opportunities.

6.5.1 The Parties expressly acknowledge and agree that to the fullest extent permitted by applicable Law: (i) each Designating Investor and its affiliates and its Designated Director have the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or any of its subsidiaries or deemed to be competing with the Company or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or equityholder or debtholder of any other Person, with no obligation to offer to the Company or any of its subsidiaries, or any other Company Investor or any other holder of equity securities of the Company, the right to participate therein; (ii) each Designating Investor and its affiliates and its Designated Director may invest in, or provide services to, any Person that directly or indirectly competes with the Company or any of its subsidiaries; and (iii) in the event that any Designating Investor or any of its affiliates or its Designated Director, respectively, acquires knowledge of a potential transaction or matter (unless, with respect to such Designated Director, such transaction or matter is expressly presented to such Designated Director in writing and solely in such Designated Director’s capacity as a director of the Company) that may be a corporate or other business opportunity for the Company or any of its subsidiaries, such Person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its subsidiaries or any other Company Investor or any other holder of equity securities of the Company, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its subsidiaries or any other Company Investor or any other holder of equity securities of the Company (or its respective affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Company or any of its subsidiaries or any other Company Investor or any other holder of equity securities of the Company (or its respective affiliates). For the avoidance of doubt, the Parties acknowledge that this Section 6.5.1 is intended to disclaim and renounce, to the fullest extent permitted by applicable Law, any right of the Company or any of its subsidiaries with respect to the matters set forth herein, and this Section 6.5.1 shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by Law.

6.5.2 Each of the Parties hereby, to the fullest extent permitted by applicable Law:

(a) confirms that neither a Designating Investor nor any of its affiliates have any fiduciary or similar duty to the Company or any of its subsidiaries or to any other Company Investor or other equityholder of the Company;

(b) acknowledges and agrees that (A) in the event of any conflict of interest between the Company or any of its subsidiaries, on the one hand, and such Designating Investor or any of its affiliates (or its Designated Director acting in his or her capacity as such), on the other hand, such Designating Investor or such affiliate may act in its best interest and (B) neither such Designating Investor nor any of its affiliates (or its Designated Director) shall be obligated (1) to reveal to the Company or any of its subsidiaries confidential information belonging to or relating to the business or affairs of the Designating Investor or any of its affiliates or (2) to recommend or take any action in its capacity as a direct or indirect equityholder of the Company or any of its subsidiaries that prefers the interest of the Company or any of its subsidiaries over the interest of the Designating Investor or any of its affiliates; and

(c) waives any claim or cause of action against each Designating Investor and its affiliates, and any director, officer, employee, agent or affiliate of any such Person that may from time to time arise in respect of a breach by any such Person of any duty or obligation disclaimed under this Section 6.5.

6.5.3 Each of the Parties agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 6.5 shall not apply to any alleged claim or cause of action against any Designating Investor or any of its affiliates based upon the breach or nonperformance by such Person of this Agreement or any other agreement to which such Person is a party.

6.5.4 The provisions of this Section 6.5, to the extent that they restrict the duties and liabilities of any Designating Investor or any of its affiliates or its Designated Director otherwise existing at law or in equity, are agreed by the Parties to replace such other duties and liabilities of such Designating Investor or any of its affiliates or its Designated Director to the fullest extent permitted by applicable Law.

6.6 Amendments. Each Party agrees to not amend, alter, repeal or waive (i) Section A or Section C of Article VI, Article VII, Article IX or Article X of the Charter or Section 2.03, Section 2.13, Section 3.05 or Article VIII of the Bylaws without the prior written consent of each Designating Investor so long as such Designating Investor is a holder of any equity security of the Company or (ii) so long as any Class B Common Stock remains outstanding, Section II of Article IV, Section A, Section C or Section F of Article VI or Section A or Section B of Article VIII of the Charter.

6.7 Application of Provisions to Certain Company Investors. Notwithstanding anything to the contrary set forth in this Agreement, without limitation to any Party’s obligations under this Article VI, no Person other than the Sponsor, the Blackstone Investor, the Founders, the Company and Persons who have express third-party beneficiary rights under any provision of this Article VI pursuant to Section 7.2.5 shall have any rights under, or any right (directly or indirectly) to enforce or to cause the Company to enforce, or any right to consent to any amendment or waiver of, any provision of this Article VI.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices, requests, claims, demands and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in Person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Altus Power:

Altus Power, Inc.

102 Greenwich Ave

Greenwich, CT 06830

Attention: Gregg Felton

Lars Norell

Email: gregg.felton@altuspower.com

  lars.norell@altuspower.com

with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention: Carl Marcellino

Email: Carl.Marcellino@ropesgray.com

If to the Company:

CBRE Acquisition Holdings, Inc.

2100 McKinney Avenue, Suite 1250

Dallas, TX 75201

Attn: Cash Smith

Email: Cash.Smith@cbre.com

with a copy to (which shall not constitute actual or constructive notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: William Brentani

Mark D. Pflug

Email: wbrentani@stblaw.com

  mpflug@stblaw.com

If to any Company Investor, to such address indicated on the Company’s records with respect to such shareholder party or to such other address or addresses as such shareholder party may from time to time designate in writing.

7.2 Assignment; No Third Party Beneficiaries.

7.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company, in whole or in part, without the prior written consent of the other parties.

7.2.2 Subject to Article V, a Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement in respect of such Holder’s Registrable Securities, in whole or in part, to any Person to whom it Transfers Registrable Securities; provided, that such Registrable Securities remain Registrable Securities following such Transfer and such Person agrees to become bound by the terms and provisions of this Agreement by executing and delivering an Addendum Agreement substantially in the form of Exhibit A hereto or such other form as is reasonably acceptable to the Company; provided, that no Holder may assign any rights under Article VI (including the right to a Designated Director) to any other Person (other than a Permitted Transferee), although for the avoidance of doubt, any such Person shall be subject to the obligations set forth in Article VI.

7.2.3 No Company Investor (including, for the avoidance of doubt, a Principal Investor or Designating Investor) may assign or delegate any of its (or his or her) rights, duties or obligations under this Agreement without the prior written consent of the Company, provided, that such Company Investor may assign or delegate any of its rights, duties and obligations to a Permitted Transferee of such Company Investor to which such Company Investor Transfers any of its (or his or her) Registrable Securities subject to, and in accordance with, Article V, provided, further, that the Company shall have received written notice of such assignment and the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

7.2.4 Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 7.2 shall be null and void, ab initio.

7.2.5 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, provided that (i) the Persons entitled to indemnification pursuant to Section 4.1 shall be express third-party beneficiaries of Section 4.1, (ii) the Principal Investor Indemnitees (including each Designated Director) shall be express third-party beneficiaries of Section 6.4, (iii) each Designated Director shall be an express third-party beneficiary of Section 6.2, Section 6.3 and Section 6.5 and (iii) each of the foregoing Persons shall be an express third-party beneficiary of this Section 7.2.5.

7.3 Captions; Counterparts. The headings, subheadings and captions contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement and any amendment hereto and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement or such amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the Parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

7.4 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

7.5 Jurisdiction; Waiver of Jury Trial.

7.5.1 Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court sitting in the Borough of Manhattan, State of New York, New York County), for the purposes of any Action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 7.5 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 7.1 shall be effective service of process for any such Action.

7.5.2 EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.

EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

7.6 Amendments and Waivers. Subject to Section 6.6 and Section 6.7, upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that in the event any such waiver, amendment or modification (including with respect to any defined term as used herein, whether or not such defined term is defined herein) would be adverse in any material respect to the rights or increase or extend in any material respect the obligations hereunder of a Principal Investor, the written consent of such Principal Investor will also be required; provided, further, that any amendment or modification to, or waiver of, Article VI (including with respect to any defined term as used therein, whether or not such defined term is defined therein) that adversely affects any right granted to or increases or extends the obligations of any Designating Investor (including with respect to any Designated Director designated by such Designating Investor) shall require the prior written consent of such Designating Investor; provided, further, that in the event any such waiver, amendment or modification (including with respect to any defined term as used herein, whether or not such defined term is defined herein) would be disproportionate and adverse in any material respect to the rights or increase or extend in any material respect the obligations hereunder of a Holder, the written consent of such Holder will also be required. No course of dealing between any Party and any other Party or any failure or delay on the part of any Party in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of such Party. No single or partial exercise of any rights or remedies under this Agreement by a Party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such Party.

7.7 Termination of Existing Registration Rights. The Company represents and warrants that no Person has any right to require the Company to register any of the Company’s equity securities for sale or to include any of the Company’s equity securities in any registration filed by the Company for the sale of equity securities for its own account or for the account of any other Person, other than the Holders of Registrable Securities and the subscriber parties to the Subscription Agreements. As of the Closing, the Prior Company Agreement and the Prior Altus Agreement shall be terminated and thereupon the registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of any Persons with respect to any shares or securities of the Company or Altus Power granted under any other agreement (other than the Subscription Agreements), including, but not limited to, the Prior Company Agreement and the Prior Altus Agreement, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect.

7.8 Term.

7.8.1 This Agreement shall terminate upon the earliest of (A) the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)), (B) the date as of which there are no longer any Registrable Securities Beneficially Owned or otherwise held by any Party, (C) the dissolution, liquidation or winding up of the Company or (D) upon the unanimous agreement of the Holders; provided that, prior to the date this Agreement terminates, a Company Investor will cease to have any rights under this Agreement and all obligations of the Company to such Company Investor under this Agreement shall terminate upon the date such Company Investor ceases to Beneficially Own or otherwise hold any shares of Common Stock or any options, warrants or other equity securities of the Company exercisable or exchangeable for, or convertible into, shares of Common Stock.

7.8.2 Notwithstanding anything herein to the contrary, in the event the Business Combination Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect.

7.8.3 Notwithstanding anything herein to the contrary, the provisions of Article IV, Sections 6.2 (solely to the extent the applicable corporate governance, conflict of interest, confidentiality and insider trading policies and guidelines of the Company as of the date the Designated Director no longer serves on the Board apply by their terms to a former member of the Board), 6.3, 6.4, 6.5, 6.6, 6.7, 7.1, 7.2, 7.4, 7.5, 7.6, 7.8, 7.9, 7.10 and 7.11 shall survive, and remain in full force and effect following, any termination of this Agreement.

7.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.10 Entire Agreement. Except as otherwise contemplated herein, this Agreement, together with the Schedules and Exhibits to this Agreement, the Business Combination Agreement and the Ancillary Agreements constitute the entire agreement with respect to the subject matter contained herein and therein, and supersede all prior agreements and understandings, both written and oral, with respect to such subject matter, including without limitation the Prior Company Agreement and the Prior Altus Agreement.

7.11 Not a Group; Independent Nature of Holders’ Obligations and Rights. The Holders and the Company agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Holder agrees that, for purposes of determining Beneficial Ownership of such Holder, it shall disclaim any Beneficial Ownership by virtue of this Agreement of the Company’s equity securities owned by the other Holders, and the Company agrees to recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Holder to enter into this Agreement has been made by such Holder independently of any other Holder. Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with such

Holder making its investment in the Company and that no other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in the Common Stock or enforcing its rights under this Agreement. The Company and each Holder confirms that each Holder has had the opportunity to independently participate with the Company and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and its subsidiaries and not because it was required to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders.

7.12 Adjustments. If there are any changes in the Common Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement (including Section 6.1.4), as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the Common Stock as so changed. In the event that the Company effects the separation of any portion of its business or assets into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Holder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a stockholders agreement with the Holders that provides the Holders with rights vis-à -vis such NewCo that are substantially identical to those set forth in this Agreement, and each of the Holders shall enter into such agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ALTUS POWER: ALTUS POWER, INC.

By:	/s/ Gregg Felton
Name:	Gregg Felton
Title:	Co-Founder and Co-Chief Executive Officer

THE COMPANY: CBRE ACQUISITION HOLDINGS, INC.

By:	/s/ Cash J. Smith
Name:	Cash J. Smith
Title:	President, Chief Financial Officer and Secretary

COMPANY INVESTOR: CBRE ACQUISITION SPONSOR, LLC

By:	/s/ Emma E. Giamartino
Name:	Emma E. Giamartino
Title:	Executive Vice President, Corporate Development

CASH J. SMITH

By:	/s/ Cash J. Smith

Print Name:	Cash J. Smith

WILLIAM CONCANNON

By:	/s/ William Concannon

Print Name:	William Concannon

[Signature Page to Investor Rights Agreement]

COMPANY INVESTOR: START CAPITAL LLC

By:	/s/ Lars Norell
Name:	Lars Norell
Title:	Managing Member

FELTON ASSET MANAGEMENT LLC

By:	/s/ Gregg Felton
Name:	Gregg Felton
Title:	Managing Member

ANTHONY SAVINO

By:	/s/ Anthony Savino

Print Name:	Anthony Savino

[Signature Page to Investor Rights Agreement]

COMPANY INVESTOR: START CAPITAL TRUST

By:	/s/ Lynne Nicole Norell
Name:	Lynne Nicole Norell
Title:	Trustee

VIOLA PROFECTUS TRUST

By:	/s/ Lynne Nicole Norell
Name:	Lynne Nicole Norell
Title:	Trustee

EXCELSIOR PROFECTUS TRUST

By:	/s/ Lars Robert Norell
Name:	Lars Robert Norell
Title:	Trustee

LATIFOLIA PROFECTUS TRUST

By:	/s/ Lars Robert Norell
Name:	Lars Robert Norell
Title:	Trustee

[Signature Page to Investor Rights Agreement]

COMPANY INVESTOR: VIS VIRIDIS FIDUCIA I

By:	/s/ Alan Gilbert
Name:	Alan Gilbert
Title:	Trustee

VIS VIRIDIS FIDUCIA II

By:	/s/ Michael Gandolfo
Name:	Michael Gandolfo
Title:	Trustee

[Signature Page to Investor Rights Agreement]

COMPANY INVESTOR: SAVINO FAMILY 2021 TRUST F/B/O KIRA SAVINO HENDERSON

By:	/s/ Stuart Margolis
Name:	Stuart Margolis
Title:	Trustee

SAVINO FAMILY 2021 TRUST F/B/O CLOE SAVINO

By:	/s/ Stuart Margolis
Name:	Stuart Margolis
Title:	Trustee

SAVINO FAMILY 2021 TRUST F/B/O MAYA SAVINO

By:	/s/ Stuart Margolis
Name:	Stuart Margolis
Title:	Trustee

[Signature Page to Investor Rights Agreement]

COMPANY INVESTOR: DUSTIN WEBER

By:	/s/ Dustin Weber

Print Name:	Dustin Weber

[Signature Page to Investor Rights Agreement]

COMPANY INVESTOR: GSO ALTUS HOLDINGS LP

By: GSO Altus Holdings Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Investor Rights Agreement]

Schedule A

Company Investors

CBRE Acquisition Sponsor, LLC

William Concannon

Cash Smith

GSO Altus Holdings LP

Start Capital LLC

Start Capital Trust

Viola Profectus Trust

Excelsior Profectus Trust

Latifolia Profectus Trust

Felton Asset Management LLC

Vis Viridis Fiducia I

Vis Viridis Fiducia II

Anthony Savino

Savino Family 2021 Trust f/b/o Kira Savino Henderson

Savino Family 2021 Trust f/b/o Cloe Savino

Savino Family 2021 Trust f/b/o Maya Savino

Dustin Weber

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on July [●], 2021, by the undersigned (the “New Holder”) pursuant to the terms of that certain Investor Rights Agreement, dated as of July 12, 2021 (the “Agreement”), by and among CBRE Acquisition Holdings, Inc. (the “Company”) and the other parties thereto, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain Registrable Securities as a Transferee of such Registrable Securities from a Holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered a Holder and a Party under the Agreement.

2. Agreement. New Holder hereby (a) agrees that New Holder shall be bound by and subject to the terms of the Agreement as a “Holder” and as a “Party” thereunder and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto as a “Holder” and as a “Party” thereunder.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or e-mail listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED CBRE ACQUISITION HOLDINGS, INC.,

Print Name:	Print Name:

By:	By:

Address:

Attn:

Email: